                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the 1st day of October, 1996 between Tufco Technologies, Inc., a Delaware corporation ("Tufco"), and Gregory L. Wilemon (The "Employee").

                                    RECITALS

         Tufco desires to employ the Employee, and the Employee desires to become an employee of Tufco, upon the terms and conditions hereinafter set forth. Tufco Technologies, Inc., is a Delaware corporation ("Tufco").

WITNESSETH:

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       Employment.

         Tufco hereby employs the Employee as its Chief Operating Officer, and the Employee hereby accepts such employment. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as are required from time to time by the Chairman of the Board of Tufco Technologies, the Board of Directors of Tufco Technologies (the "Board") or any senior officer of Tufco Technologies, Inc.

2.       Performance.

         During the Employment Term, the Employee shall devote his entire business efforts to the performance of his duties hereunder.

3.       Term.

         Unless otherwise terminated in accordance with Sections 5 or 6, the Employment Term shall be for an initial term of two years commencing on October 1, 1996 and continuing thereafter for successive one-year renewal terms.

4.       Compensation for Employment.

         (a) The basic annual compensation of the Employee for his employment services to Tufco and to all of its affiliated companies during the Employment Term shall be $150,000 (the "Salary"), which Tufco shall pay to the Employee in accordance with its normal payroll policy. Tufco may adjust the Salary upward on an annual basis as the Board may determine, but the Salary shall not be decreased.

         (b) Commencing as of October 1, 1996, (the "Bonus Starting Date") and continuing during the Employment Term, Tufco shall pay the Employee a bonus in accordance with this paragraph (b). For each fiscal year during the Employment Term, the Board, in its sole discretion, shall establish a budget for pre-tax income in accordance with generally accepted accounting principles consistently applied ("GAAP") and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:

              Percentage of                      Percentage of Salary
             Budget Attained                       Earned as Bonus
             ---------------                       ---------------
             Less than 90%                                 40%
                 100%                                      50%
                 110%                                      60%
                 120%                                      70%
                 130%                                      80%
                 140%                                      90%
                 150%                                     100%

For a percentage of budget achievement between the benchmarks, the percentage of Salary shall be linearly interpolated, provided that no bonus shall be paid for achievement less than 90% of budget and the maximum bonus shall be 100% of Salary in any event. In the case of a partial fiscal year, Tufco shall adjust the bonus to correspond to Tufco's budget and the salary for the portion of the applicable fiscal year that shall be included in the Employment Term. Notwithstanding the foregoing, the Employee's initial bonus period (the "Initial Bonus Period") shall be the period starting with October 1, 1996, and ending September 30, 1997, and Tufco shall use its budget for that period to determine the Employee's eligibility for a bonus, and then apply the applicable bonus percentage to that portion of the Employee's annual Salary that relates to the Initial Bonus Period. The Employee's second bonus period shall be the period beginning October 1, 1997 and ending with the last day of Tufco's fiscal year, and Tufco shall prepare a budget for that period and determine the Employee's eligibility for a bonus in the manner described for the Initial Bonus Period.

         (c) During the Employment Term, Tufco shall also provide the Employee with those fringe benefits that are specified on Exhibit "A" hereto (the "Fringe Benefits"). Tufco shall also reimburse the Employee for any reasonable business expenses incurred on Tufco's behalf in connection with the performance of his services during the Employment Term.

         (d) Stock Options. Options are granted periodically to selected executives at the sole discretion of the Chairman of the Board of Directors. The timing, the exercise price, as well as the vesting period and the number of options (if any) will be determined annually by the Chairman of the Board of Directors.

5.       Termination Without Compensation.

         (a) Non-Renewal of Term. The Employment Term may be terminated by Employee hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term at least 30 days prior to the proposed termination date.

         (b) Partial or Total Disability. If the Employee is unable to perform his duties and responsibilities hereunder to the full extent required hereunder by reason of illness, injury or incapacity for six months (during which time he shall continue to be compensated hereunder), Tufco may terminate the Employment Term, and Tufco shall not have any further liability or obligation to the Employee hereunder except for any unpaid Salary and Fringe Benefits accrued to the date of termination. In the event of any dispute under this Section 6(b), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to Tufco and the Employee, the cost of such examination to be paid by Tufco, and the determination of such physician shall be determinative. If, after termination due to disability as provided herein, the Employee obtains, at his sole expense, medical certification from a licensed physician reasonably satisfactory to Tufco that such disability has ended, Tufco shall offer to employ the Employee pursuant to the terms of this





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Agreement for the remainder of the initial term or any renewal term in effect at the time of termination, except that Tufco shall not be required to reemploy the Employee at the same position if Tufco shall have elected another person to such position during the period of the Employee's disability and such other person continues in such position at the time of the Employee's return to employment.

         (c) Death. If the Employee dies, this Employment Agreement (except for the provisions of Sections 6, 10 and 11 hereof shall terminate, and thereafter Tufco shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except for unpaid Salary and Fringe Benefits accrued to the date of his death.

         (d) Cause. Tufco may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter Tufco shall not have any further liability or obligation to the Employee. For purposes of this Agreement, "Cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty, willful misconduct, material neglect of Tufco's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety. Any such willful misconduct or material neglect shall constitute "cause" only if the action (or omission) at issue shall be continuing 30 days after Tufco gives the Employee notice of such willful misconduct or material neglect.

6.       Termination With Compensation.

         (a) Non-Renewal of Term. The Employment Term may be terminated by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term at least 90 days prior to the proposed termination date. If Tufco terminated the Employment Term under such circumstances, Tufco shall provide the Employee with the Termination Compensation specified in Section 6(c).

         (b) Without Cause. Tufco shall have the right to terminate the employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, Tufco shall provide the Employee with the Termination Compensation specified in Section 6(c).

         (c) Termination Compensation. The "Termination Compensation" shall consist of the following: (1) in the case of a termination by Tufco under
Section 6(a), payment of the Employee's Salary under Section 4(a), at the level in effect at the date of termination, for the longer of (A) any remaining part of the initial two-year term of the Employment Term or (B) one year. The Employee shall not be entitled to any Termination Compensation under this
Section 6 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for Tufco obligation to provide the Salary specified in this Section 6. The parties hereto acknowledge that the Salary to be provided under this Section 6 are to be provided in consideration for the above-specified release.

         (d) Exclusivity. Upon any termination by Tufco under Section 6(a), or Section 6(b), Tufco shall not have any obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him other than to provide the Termination Compensation under the terms and conditions of Section 6(c). Upon any termination by the Employee under
Section 6(a), Tufco shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except to provide to the Employee any unpaid Salary and Fringe Benefits that shall have accrued through the date of termination.





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
7.       Agreement Not to Compete.

         (a) During the non-Competition Period (defined below), the Employee shall not, within the Restricted Area (defined below), directly or indirectly, in any capacity, render his services, engage or have a financial interest in, any business that is competitive with any of those business activities in which Tufco, Tufco Industries, Inc. and Tufco Technologies, Inc. shall have been engaged during his employment by it, including paper converting, mill roll converting, paper sheeting, slitting and rewinding paper rolls, facsimile rolls, and buying and reselling paper products, nor shall the Employee assist any person or entity that is engaged in such business, including by making Tufco Information (defined below) available to any such person or entity. In addition, during the Non-Competition Period, the Employee shall not directly or indirectly solicit or otherwise encourage any of the employees of any Tufco Party (defined below) to terminate their employment with the applicable Tufco Party. As used herein, the "Restricted Area" means the United States of America. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to review the foregoing restriction to include the maximum restrictions allowable under applicable law. The "Non-Competition Period" means the period equal to the sum of (A) the period of the Employee's employment hereunder, (B) any period during which the Employee is paid any Termination Compensation (defined above) and (C) an additional one year after the end of the later of the period in clauses (A) and (B).

         (b) The terms of this Section 5 shall apply to Employee and any person, partnership, association, corporation or other entity (collectively, a "Person") controlled by the Employee, including any relative of the Employee, to the same extent as if they were parties hereto, and the Employee shall take whatever actions may be necessary to cause any such persons or entities to adhere to the terms of this Section 5.

         (c) In the event of the voluntary or involuntary bankruptcy of Employer or the filing of a plan for reorganization by Employer resulting in the termination of the contract of employment or a situation giving rise to circumstances by which Employer fails to make any payment of compensation set forth in the Employment Agreement, Employee shall be relieved of all obligations under the Employment Agreement relating to covenants against competition as set forth in Section 7 of the Agreement.

8.       Inventions, Designs and Product Developments.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of Tufco, Tufco or any person controlled by either or both of them (any such party is referred to herein as a "Tufco Party") and all of the Employee's right, title and interest therein, shall be the exclusive property of the applicable Tufco Party. The Employee hereby assigns, transfers and conveys to any applicable Tufco Party all of his right, title and interest in and to any and all such Developments. As requested from time to time by the Board, the Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon request of any of the Board, the Employee shall execute and deliver to Tufco any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for Tufco, are or any be necessary or desirable to document such transfer or to enable any applicable Tufco Party to file and prosecute applications for and to acquire, maintain and enforce any and all patients, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The applicable Tufco Party will be responsible for the preparation of any such instruments, documents and paper and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.





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
9.       Confidential Information.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of one or more Tufco Parties, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customer, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of certain Tufco Parties. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Tufco Information." During and after the Employment Term, the Employee shall not (1) use or exploit in any manner the Tufco Information for himself or any Person other than a Tufco Party, (ii) remove any Tufco Information, or any reproduction thereof, from the possession or control of any Tufco Party or (iii) treat Tufco Information otherwise than in a confidential manner.

         (b) All Tufco Information developed, created or maintained by the Employee, alone or with others while employed by Tufco, and all Tufco Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the applicable Tufco Party. The Employee shall return to Tufco all Tufco Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by Tufco.

10.      Remedies.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 or 9 will be inadequate and that upon any such breach or threatened breach, Tufco (or the applicable Tufco Party) shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage or the inadequacy of a legal remedy. Subject to the remainder of this Section 10, the rights conferred upon Tufco (and any Tufco Party) by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which Tufco may have at law, in equity or otherwise.

11.      Survival.

         Notwithstanding the termination of the Employment Term pursuant to
Section 5 or 6, the obligations of the Employee under Sections 7, 8 and 9 hereof shall survive and remain in full force and effect and Tufco shall be entitled to relief against the Employee pursuant to the provisions of
Section 10 hereof.

12.      General.

         (a) Governing Law. The terms of this Agreement shall be governed by the laws of the State of Wisconsin.

         (b) Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, and to the singular include the plural, (ii) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (iii) "Including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction or this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.





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
         (c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. Any Tufco Party other than Tufco is a third party beneficiary of this Agreement and may enforce the provisions of this Agreement that pertain to such Tufco Party, including Sections 7, 8 and 9, to the same extent as if a party hereto.

         (d) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

         TO EMPLOYEE:                               TO:TUFCO

         Mr. Gregory L. Wilemon                     Tufco Technologies
         One Shadowridge Court                      Attn: President/CEO
         Frisco, TX 75034                           P.0. Box 23500
                                                    Green Bay WI 54305-3500







         (e) Entire Agreement; Termination of Prior Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration. Notwithstanding the termination of the Employment Term and of the Employee relationship with Tufco, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement, and in particular, the Employee shall continue to be bound by the terms of Sections 7, 8 and 9.

         (g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (i) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.





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
         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement the day and year first written above.

                                        TUFCO TECHNOLOGIES, INC.

                                        By: /s/ LOUIS LECALSEY
                                           -------------------------
                                              LOUIS LeCALSEY

                                            /s/ GREGORY L. WILEMON
                                           -------------------------
                                              GREGORY L. WILEMON

                ADDENDUM TO EMPLOYMENT CONTRACT OF: Greg Wilemon

Tufco Technologies agrees to provide the benefits listed below to Greg Wilemon, as a supplement to the employment contract dated 1 October 1996.

   - Company paid health insurance, dental insurance, and disability insurance.

   -   Company paid life insurance policy in the amount of $1,000,000.

   -   Company paid country club membership.

   - Immediate vesting of all stock option grants upon any significant change of ownership in Tufco Technologies.






   Agreed to by Tufco Technologies:

   PRINTED NAME OF EMPLOYEE: Greg Wilemon




   TUFCO TECHNOLOGIES:

   /s/ LOUIS LECALSEY
   -------------------
   LOUIS LECALSEY